UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8-K


                        CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



                   Date of Report - May 9, 2005
        Date of Earliest Event Reported - May 3, 2005


                 THE MAY DEPARTMENT STORES COMPANY
    (Exact name of Registrant as specified in its charter)

   Delaware                   I-79               43-1104396
 (State or other          (Commission          (IRS Employer
jurisdiction of            File Number)         Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)            (Zip code)



         Registrant's telephone number, including area code:
                         (314) 342-6300













Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On May 3, 2005, the company discovered a misclassification of the components of property and equipment on the January 29, 2005, consolidated balance sheet. As a result, the financial statements for the year ended
January 29, 2005 included in the company's annual report on Form 10-K should no longer be relied upon. The company intends to issue restated financial statements to correct the classifications of the property and equipment components in its consolidated balance sheet in an amended form 10-K as soon as practicable. There will be no change to the total amount reported for property and equipment and no change to depreciation expense, net earnings, or earnings per share reported. The following is a summary of the changes that will be made to the January 29, 2005, consolidated balance sheet:


                            As Previously
(in millions)                    Reported   Adjustments   As Restated

Property and equipment:
  Land                           $    382      $    249      $    631
  Buildings and improvements        4,721           597         5,318
  Furniture, fixtures,
    equipment, and other            5,006          (846)        4,160
  Property under capital leases        69             -            69

  Total property and equipment   $ 10,178             -      $ 10,178


The company's management and audit committee discussed the matters disclosed in this current report on 8-K with the company's independent registered public accounting firm.















                             SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             THE MAY DEPARTMENT STORES COMPANY



Dated: May 9, 2005           By:    /s/ Thomas D. Fingleton
                                   Thomas D. Fingleton
                                   Executive Vice President and
                                   Chief Financial Officer